                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_]      Soliciting Material Pursuant to(S)240.14a-11(c) or (S) 240.14a-12


                         American Technology Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.       Aggregate number of securities to which transaction applies:

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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.       Proposed maximum aggregate value of transaction:

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5.       Total fee paid:

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[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:


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7.       Form, Schedule or Registration Statement No.:

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8.       Filing Party:

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9.       Date Filed:

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

                         AMERICAN TECHNOLOGY CORPORATION
                         13114 Evening Creek Drive South
                           San Diego, California 92128
                                 (858) 679-2114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 2002

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

         Notice is Hereby Given that the Annual Meeting of Stockholders of American Technology Corporation, a Delaware corporation (the "Company"), will be held on May 20, 2002 at 2:00 p.m. local time at the Rancho Bernardo Inn, 17550 Bernardo Oaks Rd., San Diego, CA 92128.

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 5, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                By Order of the Board of Directors

                                /s/ Renee Warden
                                ----------------------------------
                                Renee Warden
                                Secretary

San Diego, California
April 12, 2002

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         AMERICAN TECHNOLOGY CORPORATION
                         13114 Evening Creek Drive South
                           San Diego, California 92128
                                 (858) 679-2114

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                             To be held May 20, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 20, 2002, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Dr., San Diego, CA. The Company intends to mail this proxy statement and accompanying proxy card on or about April 12, 2002 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of Common Stock at the close of business on April 5, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 5, 2002 the Company had outstanding and entitled to vote 14,273,951 shares of Common Stock and 10,000 shares of its Series C Preferred Stock.

         Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held, and each holder of record of Series C Preferred Stock on the Record Date will be entitled to one vote for each share of Common Stock issuable upon conversion of such Series C Preferred Stock as of the Record Date or an aggregate of 39,071 votes. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of Directors may cast a total number of votes equal to the number of Directors to be elected multiplied by the number of such stockholders shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 13114 Evening Creek Drive South, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 13, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2003 annual meeting of stockholders notifies the Company of such matter prior to February 26, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         There are six nominees for the six Board positions presently authorized in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. All current directors were elected by the stockholders at the Company's 2001 annual meeting except for Daniel Hunter who was appointed a director in May 2001.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The six candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees

         The names of the nominees and certain information about them are set forth below:

Name                     Age   Position and Offices                   Director Since
Elwood G. Norris         63    Chief Executive Officer and Director      1980
Terry Conrad             44    President and Director                    2001
Richard M. Wagner        56    Director                                  1986
David J. Carter          54    Director                                  1998
O'Connell J. Benjamin    51    Director                                  1998
Daniel Hunter            51    Director                                  2001

Elwood G. Norris has been a Director of the Company since August 1980. Mr. Norris was appointed as Chief Executive Officer in October 2000. He served as President from August 1980 to February 1994. Mr. Norris managed the Company's research and development activities as Chief Technology Officer through December 2000. From 1988 to November 1999 he was a director and Chairman of e.Digital Corporation ("e.Digital"), a public company engaged in electronic product development, distribution and sales. During that period he also held various other executive officer positions at e.Digital. From August 1989 to October 1999 he served as director and held various executive officer positions with Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology. He is an inventor with over 20 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of our HyperSonic Sound and other technologies. Mr. Norris devotes approximately 30-35 hours per week to our company.

Terry Conrad was appointed President in October 2000 and elected as a Director in April 2001. From July 1998 to October 2000, he served as Director of Technology Transfer. Mr. Conrad is the co-inventor of the Company's SFT Technology. Mr. Conrad has served in both technical and management capacities in small and mid-sized technology development and manufacturing firms since 1977, with specific audio industry activity for more than 20 years. From 1989 to July 1998, Mr. Conrad held various positions at Carver Corporation, including Director of Operations from January 1997 to July 1998.

Richard M. Wagner has served as a Director since 1986 and served as Secretary from February 1994 to March 1999. Since 1980, Mr. Wagner has been President and CEO of Eidon Inc., a San Diego based company involved in the manufacturing and distribution of liquid mineral supplements. Eidon Inc. is the parent company of the Mortgage Company, a residential and commercial mortgage brokerage firm. Mr. Wagner obtained a B.S. in Business in 1968 and an M.S. in Finance in 1976 from the San Diego State University.

David J. Carter was appointed as a Director in September 1998. In 2001 Mr. Carter retired from Copyright Clearance Center. From January 1999 until retirement, he was Vice President of Copyright Clearance Center, a copyright licensing service. From 1983 until April 1998, he was employed by AT&T, with his last position as General Manager and Product Development Vice President. He previously served in other positions at AT&T including Business Development Vice President and Consumer Products Marketing Vice President. Prior to his employment with AT&T, he served as a Marketing Research Consultant and Managing Consultant - Marketing and Business Strategy for General Electric Company. His career has included technical positions at Temple Barker & Sloane, Inc., Decision Research Corp. and Johnson & Johnson. He obtained a B.S. in Mathematics in 1970 and a M.S. in Mathematical Statistics in 1973 from the University of Massachusetts.

O'Connell J. Benjamin was appointed as a Director in September 1998. For the past 26 years he has been employed with Bell Laboratories and its parent, Lucent Technologies. In August 2000 Lucent Digital Radio and USA Digital Radio merged into iBiquity Digital Co. After the merger Mr. Benjamin assumed the position of Chief Operating Officer of iBiquity Digital Co. Prior to the merger Mr. Benjamin was Senior Vice President at Lucent Digital Radio, a Lucent Technologies venture developing a digital enhancement to analog radio broadcasting technology. He has served in a variety of positions at Bell Laboratories, including Vice President of Telephone Products Research and Development, Vice President of Wireless Technology, Vice President of Customer Technical Support and Director of Cellular Telephones. He received a B.S. (1973) and an M.S. (1975) in Electrical Engineering from the Brooklyn Polytechnic Institute.

Daniel Hunter was appointed as a Director in May 2001. Mr. Hunter has been a licensed certified public accountant for the past twenty-five years. He obtained his accounting degree from the University of Utah in 1975. For the past twenty years Mr. Hunter has operated his own law offices specializing in business and tax law. He obtained his Juris Doctor degree from the University of Seattle in 1978.

Board Committees and Meetings

During the fiscal year ended September 30, 2001, the Board of Directors held four meetings. The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee. During the fiscal year ended September 30, 2001, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served and held during the period for which he was a Board or Committee member, respectively.

         Audit Committee. The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee, which as of the end of fiscal 2001 was composed of Messrs. Wagner, Carter and Hunter, met three times during fiscal 2001. The members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc.

         Compensation Committee. The Compensation Committee, is authorized to review and approve the compensation and benefits for the Company's officers and other employees, including, but not limited to, salary matters, incentive/bonus plans, stock based compensation plans, investment programs and insurance plans. The Compensation Committee, which as of the end of fiscal 2001 was composed of Messrs. Wagner, Carter and Benjamin, held two meetings during fiscal 2001.

         During the fiscal year ended September 30, 2001, the Board of Directors took action on two occasions by means of an action by written consent in lieu of a meeting after informal discussions, and the written consent to such action was unanimous.

                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending September 30, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company's financial statements since 1995. A representative of BDO Seidman, LLP is not expected to be present at the Annual Meeting.

         Stockholder ratification of the selection of BDO Seidman, LLP is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will consider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

         During the fiscal year ended September 30, 2001, the aggregate fees billed by BDO Seidman, LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $53,385.

Financial Information Systems Design and Implementation Fees

         During the fiscal year ended September 30, 2001, there were no fees billed by BDO Seidman, LLP for information systems design and implementation.

All Other Fees

         During the fiscal year ended September 30, 2001, the aggregate fees billed by BDO Seidman, LLP for all other professional services rendered on behalf of the Company were $8,380.

         The Audit Committee has determined the rendering of all non-audit services by BDO Seidman, LLP is compatible with maintaining the auditors' independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2

                             ADDITIONAL INFORMATION

Management

         Set forth below is information regarding executive officers of the Company. All executive officers serve at the pleasure of the Board of Directors.

Name                         Age       Position
------------------------------------------------------------------------------

Elwood G. Norris             63        Chairman of the Board of Directors
                                       and Chief Executive Officer

Terry Conrad                 44        President

Renee Warden                 37        Chief Accounting Officer, Treasurer and
                                       Secretary

James Croft                  48        Chief Technology Officer

* Biographical information about Elwood G. Norris and Terry Conrad is set forth under Proposal 1 above.

         Renee Warden was appointed Chief Accounting Officer, Treasurer and Secretary of the Company in March 1999. From May 1993 until her promotion she served as the Company's Accounting Manager. Since June 1997 she has also served as Controller of e.Digital and she previously served as Accounting Manager for e.Digital. Ms. Warden obtained a B.S. degree in business accounting from the University of Phoenix in 1999. Ms. Warden devotes only part-time services to the Company, approximating 25 hours per week.

         James Croft joined American Technology in October 1997 as Vice President of Engineering. In December 2000 he was appointed Chief Technology Officer. From October 1992 to October 1997 he was an executive with Carver Corporation, then a publicly traded high-end audio supplier. He was appointed Vice President of Marketing and Product Development for Carver Corporation in March 1993 and Vice President Research and Development in February 1995. From 1990 through October 1992 Mr. Croft held various positions at Dahlquist, Inc., a loudspeaker manufacturer, including Vice President of Research and Development. Mr. Croft is also Chairman of the Board of Definitive Audio, Inc., a Seattle audio specialty retailer that he co-founded in 1975 and managed until 1985.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's stock as of March 31, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting stock.

                                Name and Address of                     Amount & Nature of
Title of Class                    Beneficial Owner                    Beneficial Ownership (1)        Percent of Class
--------------                  -------------------                   ------------------------        ----------------
Common Stock                    Elwood G. Norris                            3,387,934/(2)/                23.6%
par value $.00001                13114 Evening Creek Drive South
                                 San Diego, California 92128

Common Stock                    Terry Conrad                                   93,050/(3)/                  * %
                                 13114 Evening Creek Drive South
                                 San Diego, California 92128

Common Stock         Richard M. Wagner                         95,000/(4)/         * %
                       13114 Evening Creek Drive South
                       San Diego, California 92128

Common Stock         David J. Carter                           73,750/(5)/         * %
                       13114 Evening Creek Drive South
                       San Diego, California 92128

Common Stock         James Croft                               80,000/(6)/         * %
                       13114 Evening Creek Drive South
                       San Diego, California 92128

Common Stock         O'Connell J. Benjamin                     45,000/(7)/         * %
                       13114 Evening Creek Drive South
                       San Diego, California 92128

Common Stock         Daniel Hunter                             68,000              * %
                       13114 Evening Creek Drive South
                       San Diego, California 92128

All directors & executive officers                          3,858,234/(8)/       27.0%
as a group (8 persons)

*       Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of beneficial ownership is based on 14,273,951 shares of common stock outstanding on March 31, 2002. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).
(2) Includes 71,000 shares issuable upon the exercise of outstanding stock options within 60 days of March 31, 2002. Excludes unvested options to purchase 25,000 shares.
(3) Includes 92,000 shares issuable upon the exercise of outstanding stock options within 60 days of March 31, 2002. Excludes unvested options to purchase 75,000 shares.
(4) Includes 50,000 shares issuable upon the exercise of outstanding stock options within 60 days of March 31, 2002. Excludes unvested options to purchase 25,000 shares.
(5) Includes 50,000 shares issuable upon the exercise of outstanding stock options within 60 days of March 31, 2002. Excludes unvested options to purchase 25,000 shares.
(6) Includes 78,500 shares issuable upon the exercise of outstanding stock options within 60 days of March 31, 2002. Excludes unvested options to purchase 27,500 shares.
(7) Includes 45,000 shares issuable upon the exercise of outstanding stock options within 60 days of March 31, 2002. Excludes unvested options to purchase 15,000 shares.
(8) Includes options exercisable within 60 days to purchase 402,000 shares as of March 31, 2002.

Other Voting Stock

The following security ownership information is set forth as of March 31, 2002, with respect to certain persons or groups known by us to be beneficial owners of more than 5% of other then common stock Series C Preferred Stock, the only class of voting stock outstanding.

                                                              Amount and Nature
Title of                                                      Of Beneficial
class             Name and address of Beneficial Owner        Ownership(1)(2)         Percent of class
------------------------------------------------------------------------------------------------------
Series C          D.R. Jacobs and Nancy Jacobs Family              5,000                     50%
Preferred Stock   Trust dated 5/4/99
                  2345 Villandry Court
                  Henderson, NV 89014

Series C          Eric M. Polis                                    5,000                     50%
Preferred Stock   980 American Pacific Dr. Ste. 111
                  Henderson, NV 89014

   (1) Represents number of shares of Series C Stock, held as of March 31, 2002. At such date an aggregate of 10,000 shares of preferred stock were issued and outstanding convertible into an aggregate of 39,042 shares of common stock.
   (2) The Company has no information regarding beneficial ownership of common stock by the holders of Series C Preferred Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2001, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

                             EXECUTIVE COMPENSATION

Compensation of Directors

         No direct or indirect remuneration was paid or became payable by the Company to the directors in their capacity as directors during fiscal 2001. The Company does not anticipate paying during the fiscal year ending September 30, 2002 any direct or indirect remuneration to any director of the Company in his capacity as director other than in the form of reimbursement of expenses of attending directors' or committee meetings. However, directors have received in the past, and may receive in the future, stock option grants.

Compensation of Executive Officers

         There is shown below information concerning the compensation of each person who served as the Company's chief executive officer during the fiscal year ended September 30, 2001 and the two other most highly compensated persons serving as executive officers at the end of the fiscal year ended September 30, 2001 who earned more than $100,000 in salary and bonus in such year (each a "Named Executive Officer"). No other executive officer of the Company received salary and bonus which exceeded $100,000 in the aggregate during the fiscal year ended September 30, 2001.

                           Summary Compensation Table

                                                                                           Long Term
                                                     Annual Compensation                  Compensation
                                           ----------------------------------------        Securities
                                                                         Other             Underlying
           Name and              Fiscal                                  Annual             Options             All Other
      Principal Position          Year     Salary          Bonus      Compensation             (#)             Compensation
------------------------------   ------    ------      ------------- --------------    -------------------     ------------
Elwood G. Norris,                 2001    $124,615          -0-            -0-                75,000           $ 1,800/(3)/
Chief Executive Officer           2000    $120,000          -0-            -0-                                 $ 1,799/(3)/
                                  1999    $120,000          -0-            -0-                21,000                -0-

Terry Conrad, President           2001    $169,808     $ 40,000/(1)/       -0-               150,000           $   974/(3)/
                                  2000    $104,805          -0-            -0-                                 $   786/(3)/
                                  1999    $ 98,999          -0-            -0-                                      -0-

James Croft III, Chief            2001    $111,120          -0-      $ 10,338/(2)/            55,000           $ 1,667/(3)/
Technology Officer                2000    $110,000          -0-      $  1,800/(2)/                             $ 1,650/(3)/
                                  1999    $110,000          -0-            -0-                                      -0-

(1)      Applied to cancel note.
(2)      Represents royalties paid.
(3)      Represents Company matching 401(K) contributions.

         No Named Executive Officer received any form of non-cash compensation from the Company in the fiscal years ended September 30, 2001, 2000 or 1999, or currently receives any such compensation, in excess of 10% of the amount of the total amount of annual salary and bonus reported for the Named Executive Officer above.

                                  OPTION GRANTS

         Shown below is further information on grants of stock options in fiscal 2001 to the Named Executive Officers reflected in the Summary Compensation Table shown above for fiscal 2001.

             Option Grants for Fiscal Year Ended September 30, 2001

                                                                                                Potential Realizable
                                                     Percent of                                value at assumed Annual
                                                        Total                                   Rates of Stock Option
                                                   Options Granted                                    Terms/(2)/
                                  Number of        to Employees in    Exercise    Expiration   -----------------------
Name                          Options Granted/(1)/   Fiscal Year       Price         Date          5%           10%
-------------------------     -------------------- ---------------    --------    ----------   -----------------------

Elwood G. Norris                    25,000                3.8%          $3.98      11/13/05    $  16,003    $  46,251
                                    50,000                7.6%          $3.30       2/16/06    $  26,442    $  76,576

Terry Conrad                       100,000                 15%          $3.62      11/13/05    $ 100,013    $ 221,004
                                    50,000                7.6%          $3.00       2/16/06    $  41,442    $  91,576

James Croft III                     25,000                3.8%          $4.00      10/31/05    $  27,628    $  61,051
                                    30,000                4.5%          $3.00       2/16/06    $  24,865    $  54,946

(1) These options were granted under the 1997 Option Plan. These options have a grant price that is equal to the fair market value on the date of grant, or in the case of persons who own more than 10% of the outstanding stock, 110% of the fair market value on the date of grant. Such options vest according to terms of option agreement, with vesting being contingent upon continued service with the Company. Options granted under the 1997 Option Plan generally have a maximum term of ten years.

(2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                      Number of Unexercised                Value of Unexercised
                     Shares                               Options Held At                In-The-Money Options At
                    Acquired         Value              September 30, 2001                 September 30, 2001/(1)/
                                                        ------------------                 ------------------
       Name        on Exercise     Realized        Exercisable    Unexercisable        Exercisable   Unexercisable
       ----        -----------     --------        -----------    -------------        -----------   -------------
Elwood G. Norris      100,000       $237,500          58,000           38,000            --/(2)/           --/(2)/
Terry Conrad             --            --             54,500          112,500            --/(2)/           --/(2)/
James Croft III          --            --             58,500           47,500            --/(2)/           --/(2)/

(1) Based on the last sale price at the close of business on September 28, 2001 of $2.50 per share.
(2)      All options were out-of-the-money at September 30, 2001.

         The Company does not have any stock appreciation rights plans in effect and has no long-term incentive plans, as those terms are defined in Securities and Exchange Commission regulations. During the fiscal year ended September 30, 2001, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers. The Company has no defined benefit or actuarial plans covering any Named Executive Officer.

                             EMPLOYMENT ARRANGEMENTS

         Effective September 1, 1997 the Company entered into a three year employment contract with Elwood G. Norris, for his part-time services as Chief Technology Officer. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advanced notice of termination to the other. Mr. Norris now serves as Chief Executive Officer under the terms of this agreement. The agreement provides for a base salary of $10,000 per month, subject to adjustments by the Board of Directors. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to the Company has during employment.

         The Company is also obligated to pay to Mr. Norris a 1% royalty on all sales of certain radio equipment based on the gross receipts less returns and allowances pursuant to a September 3, 1985 royalty agreement. Pursuant to an Addendum Agreement dated December 2, 1996 the Company is also obligated to pay Mr. Norris a 2% royalty on gross revenues received by the Company from certain of the Company's technologies. To date the Company has not paid Mr. Norris any royalty payments from this agreement.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Wagner, Carter and Benjamin served on the Compensation Committee during fiscal 2001. Mr. Wagner is a former officer of the Company.

         From October 29, 1999 to March 27, 2000, the Compensation Committee consisted of Messrs. Brosnan, Wagner and Carter. Effective March 27, 2000, Mr. Brosnan resigned from the Compensation Committee and was replaced by Mr. Benjamin. Mr. Brosnan was an officer and employee of the Company during fiscal 2000, and Mr. Wagner is a former officer of the Company. The Compensation Committee held no meetings prior to Mr. Brosnan's resignation.

         No executive officer of the Company served as a member of a compensation committee, or a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a member of the Company's Compensation Committee.

         Certain conflicts of interest now exist and will continue to exist between the Company and certain of its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company's Audit Committee is authorized to review all related party transactions for conflicts of interest; however, the Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company's favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company's affairs. Failure by them to conduct the Company's business in its best interests may result in liability to them.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The primary philosophy of the Compensation Committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person's individual performance and to the Company's overall financial performance and growth during the previous fiscal year.

         The Board measured individual and team performance on the basis of both quantitative and qualitative factors. The Board believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

         Executive compensation

         Base salary. Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis. The Committee's compensation policies are designed to set the Company's executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of comparable companies and consistent with marketplace requirements to attract and retain management personnel with the experience and background to drive the commercialization of the Company's technologies.

         The Committee's compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual's performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

         Long term incentives. The Company's long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of the Company's Common Stock. These option programs are designed to provide such persons with significant compensation based on overall Company performance as reflected in the stock price, to create a valuable retention device through standard three to five year vesting schedules and to help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

         Chief Executive Officer compensation

         Prior to his appointment as Chief Executive Officer in September 2000, Elwood G. Norris had been employed by the Company as Chief Technology Officer pursuant to an employment agreement dated September 1, 1997. The agreement has a three-year term, but continues in effect until one party gives thirty-day advance written notice to the other party of an intent to terminate the agreement. As of March 20, 2002, Mr. Norris remains employed under the terms of that agreement, though his duties have shifted to those of Chief Executive Officer. The agreement provides for a base salary of $10,000 per month, which may in the future be adjusted by the Board of Directors. The agreement also provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors.

     In light of the Company's financial position, Mr. Norris has agreed to accept compensation pursuant to his 1997 agreement which we believe is below market for a person of his experience and responsibilities. Accordingly, the compensation paid to Mr. Norris during fiscal 2001 was not specifically performance related.

     Performance-based compensation

     Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to each person who served as Chief Executive Officer at the end of a taxable year, and to each of the other most highly compensated executive officers whose compensation must be disclosed in SEC filings (collectively, "Covered Employees"), are subject to a limitation of $1 million on the amount the Company may deduct as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility, but the Company's option grants prior to January 2001 did not qualify as performance-based compensation. The total taxable compensation to each Covered Employee during the taxable year ended September 30, 2001 from the Company was below $1 million.

     The Company issued stock options prior to January 2001 to the Covered Employees and to certain other executive officers who may be Covered Employees in future taxable years. Where these options are non-qualified stock options, or if any Covered Employee makes a disqualifying disposition of an incentive stock option, the amount of the deduction that the Company would otherwise be entitled may be limited to the extent the ordinary income recognized by the Covered Employee upon such exercise or disqualifying disposition, together with all other compensation in a given taxable year, exceeds $1 million. The Compensation Committee intends to attempt to qualify as performance-based compensation future stock option grants to persons who are or may become Covered Employees. However, the Committee may in its discretion award stock options to existing or potential future Covered Employees which do not qualify as performance-based compensation, and the exercise or subsequent disposition of stock acquired from such options may therefore be subject to the limitation on deductibility in Section 162(m).

     COMPENSATION COMMITTEE
     Richard M. Wagner
     David J. Carter
     O'Connell J. Benjamin

                          REPORT OF THE AUDIT COMMITTEE

     Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2001.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company and its related entities, and has discussed with BDO Seidman, LLP their independence from the Company.

     The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the National Association of Securities Dealers.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

     AUDIT COMMITTEE
     Richard M. Wagner
     David J. Carter
     Daniel Hunter

                         COMPANY STOCK PRICE PERFORMANCE

     Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1996 and all dividends were reinvested. The Company's fiscal year ends on September 30.

                                Performance Graph

                                    [GRAPH]

                                          9/30/1996    9/30/1997        9/30/1998     9/30/1999     9/30/2000     9/30/2001
American Technology Corp                      100.0        80.32            81.48        108.33         31.48         37.04
Nasdaq Stock Market                           100.0       137.40           138.06        223.83        299.36        122.16
Nasdaq Electronic Component Stock             100.0       175.88           140.02        284.57        500.48        140.88

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ Renee Warden
                                        ---------------------------------------
                                        Renee Warden
                                        Secretary

April 12, 2002

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2001 is available without charge upon written request to the Secretary, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128.

                         AMERICAN TECHNOLOGY CORPORATION

 THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD MAY 20,
                                      2002

         The undersigned hereby appoints ELWOOD G. NORRIS and TERRY CONRAD or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the "Company") to be held at 2:00 p.m. (local time) at the Rancho Bernardo Inn, 17550 Bernardo Oaks Dr., San Diego, California, on May 20, 2002 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

Proposal 1: To elect directors to serve for the ensuing year and until their successors are elected.

         [_] FOR all nominees listed below        [_] WITHHOLD AUTHORITY
             (except as marked to the contrary          to vote for all nominees
             below).  listed below.

Nominees:    Elwood G. Norris, Terry Conrad, Richard M. Wagner, David J. Carter,
             O'Connell J. Benjamin and Daniel Hunter

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

_______________________________________________________________________________


Proposal 2:  To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending September 30, 2002.

             [_]     FOR           [_]    AGAINST         [_]     ABSTAIN


                 (Continued and to be signed on the other side)

                           (Continued from other side)

         This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED:  _________________ , 2002         Signature _____________________________

                                         Print Name_____________________________

IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

                                         Signature _____________________________

                                         Print Name_____________________________

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

                         Mail or Deliver this Proxy to:
                         AMERICAN TECHNOLOGY CORPORATION
                         13114 Evening Creek Drive South
                           San Diego, California 92128
                                 (858) 679-2114


                       I will be attending the meeting [_]